FS-3
                           King Street Assurance Ltd.
                         Statement of Income - Unaudited
                 Pro-Forma - For Period Ended December 31, 1999

Underwriting Income
Direct Premiums Written....................................           150,000
Change in Unearned Premium Reserves........................          (106,250)
                                                            -----------------
     Total Underwriting Income                                         43,750

Underwriting Expenses
Loss and LAE Paid..........................................            67,500
Change in Loss, LAE, and IBNR Reserves.....................            22,500
                                                            -----------------
     Total Underwriting Expenses                                       90,000

Net Underwriting Income                                               (46,250)

General & Administrative Expenses
Management Fees............................................            50,000
Audit Fees.................................................            20,000
Actuarial  Fees............................................             2,000
Legal Costs................................................             6,000
Travel and Meetings Expense................................             3,000
Start-Up Costs (Legal, Review, Application)................            25,000
                                                            -----------------
     Total General & Administrative Expenses                          106,000

Net Operating Income/(Loss)                                          (152,250)

Other Income
Gain on Investments........................................         39,000,000 1
Interest Income............................................          1,500,000
                                                            ------------------
     Net Other Income/(Loss)                                        40,500,000

Net Income (Loss) Before Taxes                                      40,347,750

Income Tax Expense/(Benefit)..............................          15,931,000
                                                            ------------------
Net Income/(Loss)                                                   24,416,750
                                                            ==================

1 Future income statements may show gains and losses. The gain for this operating period was the result of successful returns from investments made in Enertech Capital Partners, LP. The limited partnership interest in Enertech Capital Partners, LP was contributed to KSA upon KSA's formation to support the expanded business operations outlined in this request.